EXHIBIT 10.3



                                   AMENDMENT
                              TO CREDIT AGREEMENT


	This AMENDMENT NO. 1 to Credit Agreement (this "Amendment") dated and effective as of April 29, 1997 by and among KENNAMETAL INC., a Pennsylvania corporation (the "Borrower"), and DEUTSCHE BANK AG, New York Branch and/or Cayman Islands Branch, MELLON BANK, N.A., and PNC BANK, NATIONAL ASSOCIATION (the "Lenders"):

                                   RECITALS:
                                   ---------

	A. The Borrower and the Lenders entered into a Credit Agreement dated as of April 19, 1996, (the "Credit Agreement").

	B. The Borrower has requested the Lenders to amend the Credit Agreement in certain respects and the Lenders have agreed to such amendments as are set forth herein.

	NOW THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree, as follows:

	SECTION 1. Definitions. In addition to other words and terms defined in this Amendment, capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

	SECTION 2. Amendments to Credit Agreement. The Credit Agreement is amended in the following respects:

	(a)  Additions and Amendments to Definitions.

	( i)	The following new definitions are added in
 	alphabetical order to Section 1.01:

	"Amendment" shall mean Amendment No. 1 to Credit
	Agreement dated as of April 29, 1997 among the Borrower and the Lenders.

	"Commitment Reduction Date" shall mean
	April 28, 1998.

	(ii)	The definition of Bid Loan Notes in Section 1.01 shall
	be deleted and replaced with the following: "Bid Loan Notes" shall mean the promissory notes of the Borrower executed and delivered under Section 2.02(k) and/or pursuant to the Amendment, and any promissory note issued in substitution therefor pursuant to Section 8.14(c), together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

	(iii)	The definition of Revolving Credit Note in Section
	shall be deleted and replaced with the following:
	"Revolving Credit Note" shall mean the promissory notes of the Borrower executed and delivered under Section 2.01(c) hereof and/or pursuant to the Amendment, any promissory note issued in substitution therefor pursuant to Sections 2.13(b) or 8.14(c) hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

	(b)  The following shall be added as a new Section 2.06(d):

	"(d) Mandatory Repayments - Commitment Reduction. If the amount of Loans outstanding at any time exceeds the Total Committed Amounts for any reason, including by reason of the reduction in the Total Committed Amounts on the Commitment Reduction Date, then Borrower shall repay an aggregate principal amount of Loans so that after such repayment, the outstanding principal amount of Loans shall not exceed the Total Committed Amounts."

	(c)	The last sentence of Section 2.01(A) shall be deleted and
replaced with the following: "Each Lender's Revolving Credit Committed Amount shall be equal to (i) a tranche in an amount equal to $20,000,000 for the period from and after the effective date of the Amendment to but excluding the Commitment Reduction Date and (ii) an additional tranche in an amount equal to $30,000,000 from and after the Closing Date to but excluding the Maturity Date, in each case as such amount may have been reduced under Section 2.01(e) hereof at such time, and subject to transfer to another Lender as provided in
Section 8.14 hereof and termination in accordance with Section 7.02 hereof."

	(d)  Section 6.01(a) is deleted and replaced with the following:

	"Section 6.01(a). (a) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not at any time be less than for the period from the effective date of the Amendment to October 31, 1997, $300,000,000 plus 40% of Consolidated Net
	Income for Borrower's 1997 fiscal year ending June 30,
	1997 (with no downward adjustment if such Consolidated Net Income is negative) (such sum is hereafter referred to as the "1997 Net Worth Covenant Amount") and (ii) for periods from and after October 31, 1997, the greater of (x) 75% of Consolidated Tangible Net Worth on September 30, 1997, or (y) the 1997 Net Worth Covenant Amount. The applicable amount referred to in clause (ii) above shall be increased by 40% of Consolidated Net Income for each fiscal year of Borrower from and after (and including)1998, with no downward adjustment for any fiscal year in which Consolidated Net Income is negative."

	(e)	Section 2.02(j) and Section 2.04 (b) (iii) shall each be
amended by replacing the period at the end thereof with a comma and inserting the following after such comma: "including, without limitation, by reason of the reduction in each Lender's Revolving Credit Committed Amount on the Commitment Reduction Date."

	(f)	The date "June 30, 1995" in each of Sections 3.06, 3.08 and
3.09 is deleted and replaced in each case with "June 30, 1996."

	(g)	The date "July 1, 1995" in Section 3.07 is deleted and
replaced with "July 1, 1996."

	(h)	Schedule 3.10 is deleted and is replaced with Schedule 3.10
attached hereto.

	SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that:

	(a)	Power and Authority.  The Borrower has power and authority
to execute, deliver and carry out the provisions of this Amendment and the Loan Documents, as amended hereby (collectively, the "Amended Credit Documents") including the Notes referred to in Section 4(b) hereof (for purposes of this Amendment, the "Notes") and to borrow the Total Committed Amounts thereunder. The execution and delivery of this Amendment and the Notes have been duly authorized by all necessary action on the part of the Borrower. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with the execution and delivery of this Amendment or the Notes.

	(b) Enforceability. This Amendment and the Notes have been duly and validly executed and delivered by the Borrower and the Amended Credit Documents constitute legal, valid and binding agreements of the Borrower enforceable in accordance with their respective terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

	(c) Conflict with Other Instruments. Neither the execution and delivery of this Amendment or the Notes nor consummation of the transactions contemplated herein or in the Amended Credit Documents or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other constituent documents) of the Borrower or any of its Subsidiaries, any Law or any agreement or instrument which is material to the Borrower and its Subsidiaries taken as a whole or constitute a default thereunder.

	(d)  Representations and Warranties under the Credit Agreement.
The representations and warranties contained in the Amended Credit Documents are true on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof.

	(e)  Events of Default.  No Event of Default and no Potential
Default has occurred and is continuing or exists under the Credit Documents or will occur or exist after giving effect to this Amendment.

	For purposes of Section 7.01(c) of the Credit Agreement, the foregoing representations and warranties shall be deemed to have been made in connection with the Credit Agreement.

	SECTION 4. Conditions of Amendment. Subject to the following conditions, the provisions of Section 2 of this Amendment shall become effective:

	(a) Corporate Action. The Borrower shall have furnished to each Lender a certificate certifying as to (i) the corporate action referred to in
Section 3 (a) hereof, (ii) any amendments to the Borrower's articles of incorporation or by-laws since April 19, 1996 (or a statement that there have been no such amendments), and (iii) the incumbency of the officers authorized to sign this Amendment, the Notes and any other documents, instruments or certificates required under this Amendment, together with true signatures of such officers. The Lenders may conclusively rely on such certificate.

	(b) Notes. The Borrower shall have furnished duly executed Notes to each Lender, in the forms attached hereto as Exhibit A and Exhibit B.

	(c) Opinion of Counsel. Each Lender shall have received an opinion to each Lender dated the date hereof, of David Cofer, Esquire, General Counsel of Borrower in substantially the same form originally delivered in connection with the Credit Agreement, but taking into account the execution and delivery hereof and the Notes in connection herewith.

	(d) Additional Matters. Each Lender shall have received such other certificates, opinions, documents and instruments as may be requested by any Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substances to each Lender.

	SECTION 5. Miscellaneous. The Borrower agrees to reimburse the Lenders for their reasonable out-of-pocket expenses arising in connection with the negotiation, preparation and execution of this Amendment, including the reasonable fees and expenses of internal counsel for Mellon Bank, N.A..

	Except as amended or waived hereby, the provisions of the Loan Documents shall remain in full force and effect.

	This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with and governed by the laws of such Commonwealth.

	This Amendment may be executed in as many counterparts as may be deemed necessary and convenient and by the separate parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original, but all such separate counterparts shall constitute but one and the same instrument.

	If any provision of this Amendment, or the application thereof to any party thereto, shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Amendment which can be given effect without the invalid and unenforceable provision or application, and to this end the parties hereto agree that the provisions of this Amendment are and shall be severable.

	IN WITNESS WHEREOF, the parties hereto by their officers thereunto duly authorized have executed this Amendment as of the date and year first above written.




[Corporate Seal]

Attest:	KENNAMETAL INC.

_____________________________	By_______________________________

Title________________________	Title____________________________



DEUTSCHE BANK AG,	MELLON BANK, N.A.
    New York Branch and/or
    Cayman Islands Branch



By_______________________	By_______________________________

Title________________________	Title____________________________




PNC BANK, NATIONAL ASSOCIATION

By___________________________

Title________________________

                                   EXHIBIT A
                                KENNAMETAL INC.
                             REVOLVING CREDIT NOTE

$50,000,000                                         Pittsburgh, Pennsylvania
                                                    April 29, 1997


	FOR VALUE RECEIVED, the undersigned, KENNAMETAL INC., a
Pennsylvania corporation (the "Borrower"), promises to pay to the order of [NAME OF LENDER], (the "Lender") on or before the Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

	This Note is one of the "Revolving Credit Notes" as referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of the date hereof, by and among the Borrower and the Lenders (as the same may be amended, modified or supplemented from time to time, the "Agreement") which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for repayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

	The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

	This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

	KENNAMETAL INC.

	By:_______________________
	   Title:

                                   EXHIBIT B
                                KENNAMETAL INC.
                                 BID LOAN NOTE


$150,000,000                                        Pittsburgh, Pennsylvania
                                                    April 29, 1997

	FOR VALUE RECEIVED, the undersigned, KENNAMETAL INC., a Pennsylvania corporation (the "Borrower"), promises to pay to the order of [NAME OF LENDER] (the "Lender") (i) on the last day of the Funding Period, the aggregate unpaid principal amount of all Bid Loans made by the Lender to the Borrower pursuant to Section 2.02 of the Agreement to which such Funding Period applies and (ii) on the Maturity Date, the lesser of the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) or the aggregate unpaid principal amount of all Bid Loans made by the Lender to the Borrower pursuant to Section 2.02 of the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

	This Note is one of the "Bid Loan Notes" as referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of the date hereof, by and among the Borrower and the Lenders parties thereto from time to time (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for repayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

	The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

	This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

	KENNAMETAL INC.

	By:   ________________________________

	Title ________________________________